EXHIBIT 2.2

AMENDING AGREEMENT

THIS AMENDING AGREEMENT (this “Agreement”) is made effective as of the 1st day of December, 2014.

AMONG:

VIRURL, INC., a company incorporated under the laws of the State of Delaware and having an address at 137 Bay Street, Suite 7, Santa Monica, CA, USA 90405

(the “Target”)

AND:

THE SECURITYHOLDERS OF THE TARGET

AND:

REVENUE.COM CORPORATION, a company incorporated under the laws of the State of Nevada and having an address at 2280 Haywood Avenue, West Vancouver, BC, Canada V7V 1X5

(the “Purchaser”)

A.

Effective October 15, 2014, the Purchaser and the Target entered into a Share Exchange Agreement (the “Share Exchange Agreement”) pursuant to which the Purchaser agreed to purchase from the Target Securityholders (as defined in the Share Exchange Agreement) all of the issued and outstanding Target Securities (as defined in the Share Exchange Agreement); and

B.

The Parties (as defined in the Share Exchange Agreement) have agreed to amend the terms of the Share Exchange Agreement as provided for in this Agreement.

NOW THEREFORE in consideration of the foregoing, and the respective covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties covenant and agree as follows:

ARTICLE 1

INTERPRETATION

1.1

Definitions

All capitalized terms used in this Agreement but not otherwise defined herein shall have the meaning ascribed to them in the Share Exchange Agreement.

1.2

Headings

The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning of this Agreement.

ARTICLE 2

AMENDMENTS

2.1

Amendments

The Parties hereby agree that the following terms of the Share Exchange Agreement be amended as follows:

(a)

the definition of “Purchaser Accounting Date” in the Share Exchange Agreement is deleted in its entirety and replaced with the following:

““Purchaser Accounting Date” means September 30, 2014;”;

(b)

the definition of “Purchaser Financial Statement” in the Share Exchange Agreement is deleted in its entirety and replaced with the following:

““Purchaser Financial Statements” means the audited financial statements of the Purchaser for the period ended September 30, 2014, prepared in accordance with GAAP and reviewed (in accordance with the requirements imposed by the SEC for financial statements to be included in the Registration Statement) by an independent auditor registered with the Public Company Accounting Oversight Board in the United States;”;

(c)

the definition of “Purchaser Options” is deleted in its entirety;

(d)

the definition of “Purchaser Private Placement” in the Share Exchange Agreement is deleted in its entirety and replaced with the following:

“”Purchaser Private Placement” means the private placement of up to 8,000,000 Purchaser Subscription Receipts at a price of $0.25 per Purchaser Subscription Receipt for gross proceeds of at least $2,000,000 (including all proceeds advanced in connection with the Bridge Loan);”;

(e)

the definition of “Target Accounting Date” in the Share Exchange Agreement is deleted in its entirety and replaced with the following:

““Target Accounting Date” means September 30, 2014;”;

(f)

the definition of “Target Financial Statements” in the Share Exchange Agreement is deleted in its entirety and replaced with the following:

““Target Financial Statements” means the audited financial statements of the Target for the years ended December 31, 2013 and 2012, and the unaudited financial statements of the Target for the interim periods ended September 30, 2014 and 2013, all prepared in accordance with GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States;”; and

(g)

Section 2.6 of the Share Exchange Agreement is deleted in its entirety and replaced with the following:

“2.6

Treatment of Target Options

At Closing, in accordance with the terms of the stock option plan and stock option agreements governing the Target Options, the Purchaser will assume the Target Options and the Target Options will become exercisable by the applicable Target Optionholders into an aggregate of 4,647,732 Purchaser Shares at an exercise price of $0.08 per Purchaser Share, as further set out in Schedule B attached hereto, with no action required on the part of the Target Optionholders. All other terms of the Target Options, as provided for in the applicable stock option plan and stock option agreements with respect to the Target Options, will remain unchanged.”.

ARTICLE 3

MISCELLANEOUS

3.1

Assignment

No Parties may assign any of their respective rights under this Agreement without the prior consent of each of the other Parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of, the successors and permitted assigns of each of the Parties, as applicable.  Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the Parties, any legal or equitable right, remedy, or claim under, or with respect to, this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties and their successors and permitted assigns, as applicable.

3.2

Governing Law; Venue

This Agreement, the legal relations between the Parties and the adjudication and the enforcement thereof, will be governed by, and interpreted and construed in accordance with, the substantive laws of the State of Nevada, without regard to applicable choice of law provisions thereof.  The Parties agree that any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby will be brought in a court located in the State of Nevada, and each Party irrevocably submits to the exclusive jurisdiction of such court.

3.3

Severability

If any provision of this Agreement is held to be unenforceable, that provision is to be either modified to the minimum extent necessary to make it enforceable (if permitted by law) or disregarded (if not). If an unenforceable provision is modified or disregarded in accordance with this Section 3.3, the rest of this Agreement is to remain in effect as written, and the unenforceable provision is to remain as written in any circumstances other than those in which the provision is held to be unenforceable.

3.4

Entire Agreement

Except as amended hereby, the Share Exchange Agreement continues in full force and effect. The Share Exchange Agreement and this Agreement will be read and construed as one agreement (collectively, the “Amended Agreement”). The Amended Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and of the Share Exchange Agreement, and cancels and supersedes any prior understandings, agreements, negotiations or discussions, whether written or oral, between the Parties. There are no representations, warranties, terms, conditions, undertakings, or collateral agreements or understandings, express or implied, between the Parties, other than those expressly set forth in the Amended Agreement.

3.5

Further Assurances

The Parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

3.6

Enurement

This Agreement shall enure to the benefit of and be binding upon the Parties and their respective heirs, executors, successors (including any successor by reason of the amalgamation or merger of any Party), administrators and permitted assigns.

3.7

Time

Time is of the essence of this Agreement.

3.8

Counterparts

This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument, and delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on the first page of this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the Parties have duly executed this Agreement as of the date set forth on page one of this Agreement.

VIRURL, INC. Per: /s/ Francisco Diaz-Mitoma Authorized Signatory

REVENUE.COM CORPORATION Per: /s/ Paul Dillman Authorized Signatory

AND EACH OF THE TARGET SECURITYHOLDERS, WHOSE AGREEMENT WILL BE EVIDENCED BY EXECUTION OF A CERTIFICATE.

5